UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): December 30, 2002



                         WPCS INTERNATIONAL INCORPORATED
               (Exact name of registrant as specified in charter)



                  Delaware                  0-26277             98-0204758
       (State or other jurisdiction       (Commission          (IRS Employer
              of incorporation)            File Number)      Identification No.)



          140 South Village Avenue, Suite 20, Exton, Pennsylvania 19341
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (610) 903-0400

ITEM 1.  ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Walker Comm, Inc.

On December 30, 2002, WPCS International Incorporated, a Delaware corporation (the "Company"), entered into and completed an Agreement and Plan of Merger with Walker Comm Merger Corp., a Delaware corporation wholly-owned by the Company (the "Subsidiary"), Walker Comm, Inc., a California corporation ("Walker"), Donald C. Walker ("D. Walker"), Gary R. Walker ("G. Walker"), and Tanya D. Sanchez ("T. Sanchez" and together with D. Walker and G. Walker, the "Walker Shareholders"). Pursuant to the terms of the Agreement and Plan of Merger (the "Acquisition"), the Company acquired all of the issued and outstanding shares of capital stock of Walker from the Walker Shareholders in exchange for an aggregate of 2,486,000 newly issued shares of the Company's common stock (the "Shares") and $1,000,000 total cash consideration. As part of the Acquisition, the Company's Board of Directors appointed G. Walker as a member of the Company's Board of Directors and appointed D. Walker as the Company's Executive Vice-President of the Project Services Division.

Walker is a full service voice, data and video contractor. Walker provides a full line of design, installation and testing services for fiber optics, data cabling, voice cabling and wireless solutions. Walker also offers network configuration services and data network audits to insure maximum network operability. Walker maintains a staff of highly trained project managers and engineers focused on customer satisfaction. Walker has a significant and growing customer base that includes, Cisco Systems, Stanford University and the State of California.

The 2,486,000 shares of common stock issued in the merger were not registered under the Securities Act of 1933, as amended (the "Act") and were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the Acquisition is a transaction not involving a public offering. All certificates evidencing the Shares bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

As part of the Acquisition, the Company caused the Subsidiary and Walker to be merged pursuant to an Agreement of Merger filed with the Delaware and California Secretary of States on December 30, 2002. Walker survived the merger and the Company intends to continue to hold the surviving company as a wholly owned subsidiary and to continue its operations.

The amount of consideration paid to the Walker Shareholders for Walker was determined through arm's-length negotiations between these parties and the Company. Other than as disclosed herein, there are no material relationships between the Walker Shareholders and the Company or any of its affiliates, any directors or officers of the Company, or any associate of such directors or officers.

Following the closing of the merger, the Company had 13,078,844 shares of its common stock issued and outstanding.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)      Financial Statements of businesses acquired.

     1. Audited Financial Statements of Walker for the period from inception to December 31, 2000 and for the year ended December 31, 2001- Filed herewith.

     2. Unaudited Financial Statements of Walker for the ten- month period ended October 31, 2002 - Filed herewith.

(b)      Proforma Financial Information

         Proforma Financial Information - Filed herewith.

(c)      Exhibits.

     3. Agreement and Plan of Merger by and among WPCS International Incorporated, Walker Comm Merger Corp., Walker Comm, Inc., Donald C. Walker, Gary R. Walker, and Tanya D. Sanchez made as of the 30th day of December, 2002 (previously filed).


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 WPCS INTERNATIONAL INCORPORATED




Date:  February 14, 2003                    /s/ ANDREW HIDALGO
                                                Andrew Hidalgo, President

                                WALKER COMM, INC.

                          INDEX TO FINANCIAL STATEMENTS





                                                                                                             Page


Report of Independent Certified Public Accountant                                                             F-2

Balance Sheets as of December 31, 2001 and 2000                                                         F-3 - F-4

Statements of Operations for the years ended
    December 31, 2001 and 2000                                                                                F-5

Statements of Stockholders' Equity for the years ended
    December 31, 2001 and 2000                                                                                F-6

Statements of Cash Flows for the years ended
    December 31, 2001 and 2000                                                                                F-7

Notes to Financial Statements                                                                          F-8 - F-13


                                LEONARD FRIEDMAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              385 Old Westbury Road
                           East Meadow, New York 11554
                     Tel: (516) 735-0824 Fax: (516) 735-6301
                          E-mail: lenmar@optonline.net





                          INDEPENDENT AUDITOR'S REPORT




Board of Directors and Shareholders of
   Walker Comm, Inc.

I have audited the accompanying balance sheets of Walker Comm, Inc. as of December 31, 2001 and 2000, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Walker Comm, Inc. as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/ LEONARD FRIEDMAN



East Meadow, New York
February 5, 2003

                                WALKER COMM, INC.

                                 BALANCE SHEETS

                                  DECEMBER 31,



                                     ASSETS                                                  2001                  2000
                                                                                        -------------         ------------
CURRENT ASSETS
    Cash and cash equivalents                                                            $  137,863            $  183,114
    Contract receivable, net of allowance of $60,000
       in 2001 and $35,000 in 2000                                                        2,861,296             4,826,869
    Costs and estimated earnings in excess of billings on
        uncompleted contracts                                                             1,071,559             1,997,619
    Insurance refund receivable and other current assets                                    401,345                25,662
                                                                                        -------------         ------------
         Total current assets                                                             4,472,063             7,033,264


PROPERTY AND EQUIPMENT, NET                                                                 469,194               430,626

OTHER ASSETS                                                                                 23,827                10,271
                                                                                        -------------         ------------
         Total Assets                                                                 $   4,965,084          $  7,474,161
                                                                                        -------------         ------------








        The accompanying notes are an integral part of these statements.

                                WALKER COMM, INC.

                                 BALANCE SHEETS

                                  DECEMBER 31,



                      LIABILITIES AND SHAREHOLDERS' EQUITY                                   2001                  2000
                                                                                        -------------         ------------
CURRENT LIABILITIES
    Accounts payable and accrued expenses                                                  $775,774            $3,379,587
    Billings in excess of costs and estimated earnings on
       uncompleted contracts                                                                 93,724               796,973
    Current maturities of equipment loans payable                                            86,494                98,553
    Income taxes payable                                                                     61,180                49,980
                                                                                        -------------         ------------
         Total current liabilities                                                        1,017,172             4,325,093
                                                                                        -------------         ------------

EQUIPMENT LOANS PAYABLE, less current maturities                                             44,484               118,183

COMMITMENTS AND CONTINGENCIES


SHAREHOLDERS' EQUITY
    Common stock - no par value; 1,000
       shares authorized; 100 shares issued and
        outstanding in 2001 and 2000, respectively                                           20,000                20,000
    Retained earnings                                                                     3,883,428             3,010,885
                                                                                        -------------         ------------
         Total Shareholders' Equity                                                       3,903,428             3,030,885
                                                                                        -------------         ------------
                   Total Liabilities and Shareholders' Equity                          $  4,965,084          $  7,474,161
                                                                                        -------------         ------------




        The accompanying notes are an integral part of these statements.

                                WALKER COMM, INC.

                            STATEMENTS OF OPERATIONS

                             YEAR ENDED DECEMBER 31,



                                                                                            2001                  2000
                                                                                        -------------         ------------
Contract revenue earned                                                                 $14,799,579           $23,665,896
Cost of revenue earned                                                                   11,137,763            19,584,117
                                                                                        -------------         ------------
         Gross profit                                                                     3,661,816             4,081,779
                                                                                        -------------         ------------
Operating expenses
    Selling                                                                                  45,749                59,812
    General and administrative                                                            2,413,750             1,947,929
    Depreciation and amortization                                                           187,055               176,176
    Provision for bad debts                                                                  46,126                25,000
                                                                                        -------------         ------------
                                                                                          2,692,680             2,208,917
                                                                                        -------------         ------------
         Operating profit                                                                   969,136             1,872,862
                                                                                        -------------         ------------
Other income
    Interest income, net                                                                     14,607                12,487
    Gain on disposition of fixed assets                                                       -                     7,280
                                                                                        -------------         ------------
                                                                                             14,607                19,767
                                                                                        -------------         ------------
         Earnings before income taxes                                                       983,743             1,892,629

Income tax provision                                                                         11,200                28,330
                                                                                        -------------         ------------
         NET INCOME                                                                  $      972,543          $  1,864,299
                                                                                        -------------         ------------















        The accompanying notes are an integral part of these statements.

                                WALKER COMM, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                      YEAR ENDED DECEMBER 31, 2001 AND 2000




                                                             CAPITAL            RETAINED
                                                             STOCK              EARNINGS                TOTAL
                                                        ----------------      ---------------     ---------------
Balance January 1, 2000                                 $       20,000        $   1,365,586       $  1,385,586

Net Income for the year                                              -            1,864,299          1,864,299

Dividend distributions                                               -             (219,000)          (219,000)
                                                        ----------------      ---------------     ---------------
Balance December 31, 2000                                       20,000            3,010,885          3,030,885

Net Income for the year                                              -              972,543            972,543

Dividend distributions                                               -             (100,000)          (100,000)
                                                        ----------------      ---------------     ---------------
Balance December 31, 2001                               $       20,000         $  3,883,428       $  3,903,428
                                                        ----------------      ---------------     ---------------






        The accompanying notes are an integral part of these statements.

                                WALKER COMM, INC.

                            STATEMENTS OF CASH FLOWS

                             YEAR ENDED DECEMBER 31,


                                                                                              2001              2000
                                                                                        -------------         ------------
Cash flows from operating activities
    Net income                                                                            $   972,543        $1,864,299
    Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation and amortization                                                       187,055           176,176
          Provision for doubtful accounts                                                      46,126            25,000
          Changes in operating assets and liabilities:
              Contracts receivable                                                          1,919,447        (3,484,494)
              Costs and estimated earnings in excess of
                billings on uncompleted contracts                                             926,060          (942,129)
              Insurance refund receivable and other assets                                   (389,239)          (18,154)
              Accounts payable and accrued expenses                                        (2,603,813)        2,598,107
              Billings in excess of costs and estimated
                earnings on uncompleted contracts                                            (703,249)           73,237
              Income taxes payable                                                             11,200            28,330
                                                                                        -------------         ------------
         Net cash provided by operating activities                                            366,130           320,372
                                                                                        -------------         ------------
Cash flows used in investing activities
    Acquisition of property and equipment                                                    (225,623)         (289,722)
                                                                                        -------------         ------------
         Net cash used in investing activities                                               (225,623)         (289,722)
                                                                                        -------------         ------------
Cash flows from financing activities
    Proceeds from equipment loans payable                                                      18,600           180,438
    Repayment of equipment loans payable                                                     (104,358)         (103,143)
    Dividends paid                                                                           (100,000)         (219,000)
                                                                                        -------------         ------------
         Net cash used in financing activities                                               (185,758)         (141,705)
                                                                                        -------------         ------------
         NET DECREASE IN CASH
             AND CASH EQUIVALENTS                                                             (45,251)         (111,055)

Cash and cash equivalents, beginning of year                                                  183,114           294,169
                                                                                        -------------         ------------
Cash and cash equivalents, end of year                                                     $  137,863       $   183,114
                                                                                        =============         ============

        The accompanying notes are an integral part of these statements.

                                WALKER COMM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Walker Comm, Inc. (the "Company") is engaged in the business of fiber optics, data and voice cable installation. The Company was incorporated in 1997 and is headquartered in Fairfield, California with satellite offices in Livermore and Rocklin, California.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1. Cash and Cash Equivalents

Cash and cash equivalents include all cash and highly liquid investments with an original maturity of three months or less.

2. Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided for, using straight-line and accelerated methods, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leased property under capital leases is amortized over the shorter of the service lives of the assets or the term of the lease. Repairs and maintenance are charged to operations as incurred.

3. Revenue recognition on Long-term Contracts

The Company records profits on long-term contracts on a percentage-of-completion basis on the cost to cost method. Contracts in process are valued at cost plus accrued profits less earned revenues and progress payments on uncompleted contracts. Contracts are generally considered substantially complete when engineering is completed and/or site construction is completed. The Company includes pass-through revenue and costs on cost-plus contracts, which are customer-reimbursable materials, equipment and subcontractor costs when the Company determines that it is responsible for the engineering specification, procurement and management of such cost components on behalf of the customer.

The Company has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. The Company has a history of making reasonably dependable estimates of the extent of progress towards completion, contract revenues and contract costs. However, current estimates may be revised as additional information becomes available. If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to two years.

                                WALKER COMM, INC.

                           December 31, 2001 and 2000


NOTE A (continued)

4. Contracts receivable

In accordance with terms of long-term contracts, certain percentages of billings are withheld by customers until completion and acceptance of the contracts. In conformity with industry practice, however, the full amount of accounts receivable, including such amounts withheld, has been included in current assets.

5. Income Taxes

The Company has elected to be treated as an "S" Corporation under the applicable sections of the Internal Revenue Code. In general, corporate income or loss of an "S" Corporation is allocated to the Stockholders for inclusion in their personal Federal Income tax returns. Accordingly, there is no provision for Federal income tax in the accompanying financial statements.

The Company has also elected to be treated as an "S" Corporation for California state income tax purposes. However, the State of California does impose a tax on "S" Corporation income at a reduced rate and, accordingly, a provision for such tax is included in the accompanying financial statements.

6. Uses of Estimates and Fair Value of Financial Instruments

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Significant estimates are used when accounting for long-term contracts including customer and vendor claims, depreciation, employee benefit plans, taxes, and expected recoveries and contingencies, among others. Actual results could differ from those estimates.

Management of the Company believes that the fair value of financial instruments, consisting of cash, contracts receivable and debt, approximates carrying value due to the immediate or short-term maturity associated with its cash and accounts receivable and the interest rates associated with its debt.

                                WALKER COMM, INC.

                           December 31, 2001 and 2000


NOTE B - CONTRACTS RECEIVABLE

     Contracts receivable consist of the following at December 31,

                                                                                 2001                2000

             Contract billing                                                 $2,571,346           $3,999,927
             Retention on contracts                                              349,950              861,942
                                                                            ---------------      --------------
                                                                               2,921,296            4,861,869
             Less: reserve for uncollectible accounts                             60,000               35,000
                                                                            ---------------      --------------

                                                                              $2,861,296           $4,826,869
                                                                            ---------------      --------------


NOTE C - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

     Costs and estimated earnings on uncompleted contracts consist of the following at December 31,


                                                                                 2001                 2000

             Costs incurred on uncompleted contracts                          $6,741,687          $15,856,213
             Estimated contract profit                                         2,289,485            2,674,688
                                                                            ---------------      ---------------
                                                                               9,031,172           18,530,901
             Less: billings to date                                            8,053,337           17,330,255
                                                                            ---------------      ---------------

                                                                                 977,835            1,200,646
                                                                            ---------------      ---------------

             Costs and estimated earnings in excess of billings                1,071,559            1,997,619

             Billings in excess of costs and estimated earnings
               on uncompleted contracts                                          (93,724)            (796,973)
                                                                            ---------------      ---------------

                                                                              $  977,835           $ 1,200,646
                                                                            ---------------      ---------------

                                WALKER COMM, INC.

                           December 31, 2001 and 2000



NOTE D - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31:

                                                                  Estimated
                                                                 useful life
                                                                   (years)                 2001                 2000

      Furniture and equipment                                        5 - 7                $   30,286              $19,688
      Automobiles                                                    5 - 7                   558,726              535,441
      Computer equipment                                             3 - 5                   251,473              198,918
      Leasehold improvements                                         3 - 10                  149,012                7,746

                                                                                             989,497              761,793
      Less accumulated depreciation
          and amortization                                                                   520,301              331,167
                                                                                         -----------        -------------
                                                                                         $   469,196        $     430,626
                                                                                         ===========        =============

Depreciation and amortization expense for property and equipment for the years ended December 31, 2001 and 2000 was approximately $187,055 and $176,176, respectively.

NOTE E - NOTES PAYABLE

Notes payable at December 31, 2001 and 2000 consist of the following:

                                                                                 2001                2000
Note payable to credit unions and banks with principal
  and interest due monthly through February 2004,
  interest rates, fixed and variable, ranging from 6.20%
  to 9.15%, collateralized by vehicles                                       $ 130,978           $ 216,736

Less: current maturities                                                        86,494              98,553
                                                                             ---------           ---------
Long-term debt                                                               $  44,484           $ 118,183
                                                                             ---------           ---------

Related interest expense for the years ended December 31, 2001 and 2000 was $14,598 and $17,514, respectively.

                                WALKER COMM, INC.

                           December 31, 2001 and 2000


NOTE F - LINE OF CREDIT

On July 10, 2002, the Company renewed its revolving credit agreement with a major bank that provided for a borrowing facility not to exceed $1,500,000. At December 31, 2001 this credit agreement had a borrowing facility of $1,000,000. There were no borrowings outstanding under the agreement as of that date. The agreement is secured by all assets of the Company along with the personal guarantees by the two major shareholders of the Company.


NOTE G - RELATED PARTY TRANSACTIONS

On March 1, 2001, the Company entered into a ten year lease with shareholder Gary R. Walker and Donald C. and Anita G. Walker for a building and land located in Fairfield, California, which will serve as the Company's headquarters. The lease calls for initial monthly rental payments of $6,934, with annual increases, calculated using the San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area Consumer Price Index.

NOTE H - MAJOR CUSTOMERS

Contract revenue for the years ended December 31, 2001 and 2000 include amounts from one major customer which accounted for 19% and 48% respectively, of the total contract revenue in those years. There were four and two other major customers, during 2001 and 2000 respectively, each of which accounted for 6% or more of the total contract revenue of the Company for those periods.

NOTE I - RETIREMENT PLAN AND CONTIGENCY

The Company contributes to union-sponsored multi-employer retirement plans in accordance with negotiated labor contracts. The retirement plans cover all of the Company's union employees, which represent substantially all of the Company's employees. Contributions, which are based on varying rates for the hours worked by the employees, totaled $260,634 and $366,473 for the years ended December 31, 2001 and 2000, respectively.

Governmental regulations impose certain requirements relative to multi-employer plans. In the event of plan termination or employer withdrawal, an employer may be liable for a portion of the plan's unfunded vested benefits. As of December 31, 2001, the Company's multi-employer plans are fully funded. The Company does not anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations.

                                WALKER COMM, INC.

                           December 31, 2001 and 2000


NOTE J - COMMITMENTS AND CONTINGENCIES

Litigation

The Company from time to time is subject to certain legal proceedings and claims which have arisen in the ordinary course of its business. These actions when ultimately concluded will not, in the opinion of management, have a material adverse effect upon the financial position, results of operations or liquidity of the Company.

Lease Commitments

The Company leases its main office (see Note G) and sales office facilities pursuant to non-cancelable operating leases expiring through February 2011. The minimum rental commitments under these non-cancelable leases, at December 31, 2001, are summarized as follows:



         Year ending December 31,
                2002                                                                      $   152,615
                2003                                                                          151,265
                2004                                                                           91,000
                Thereafter                                                                    597,000
                                                                                          -----------
         Total minimum lease payments                                                     $   991,880
         Less current maturities                                                          ===========


Rent expense for all operating leases was $157,242 and $65,681 in 2001 and 2000, respectively.

NOTE L - SUBSEQUENT EVENT

On December 30, 2002, the Board of Directors of the Company approved an Agreement and Plan of Merger with WPCS International, Inc. The merger closed effective December 30, 2002. The change in ownership resulting from the merger constitutes an event of default under the line of credit agreement with the Bank referred to in Note F.

                                WALKER COMM, INC.

                          INDEX TO FINANCIAL STATEMENTS





                                                                                                             Page


Condensed Balance Sheets as of September 30, 2002 (unaudited) and
     December 31, 2001                                                                                   F-2 - F-3

Condensed Statements of Operations for the nine months ended
    September 30, 2002 and 2001                                                                               F-4

Condensed Statements of Cash Flows for the nine months ended
    September 30, 2002 and 2001                                                                               F-5


Notes to Condensed Financial Statements                                                                F-6 - F-10



                                WALKER COMM, INC.

                            CONDENSED BALANCE SHEETS

                                                                                         September 30,          December 31,
                                                                                             2002                  2001
                                                                                         (Unaudited)
                                    ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                                           $  306,005             $  137,863
    Contract receivable, net of allowance of $85,000
       in 2002 and $60,000 in 2001                                                       1,554,484              2,861,296
    Costs and estimated earnings in excess of billings on
        uncompleted contracts                                                              540,808              1,071,559
    Insurance Refund Receivable and other current assets                                   378,444                401,345
                                                                                         ----------            ----------

         Total current assets                                                            2,779,741              4,472,063


PROPERTY AND EQUIPMENT, NET                                                                467,499                469,194

OTHER ASSETS                                                                                21,809                 23,827
                                                                                         ----------            ----------
         Total Assets                                                                $   3,269,049          $   4,965,084
                                                                                         ----------            ----------

        The accompanying notes are an integral part of these statements.

                                WALKER COMM, INC.

                            CONDENSED BALANCE SHEETS



                                                                                        September 30,          December 31,
                                                                                            2002                  2001
                                                                                         (Unaudited)
                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                                  $557,810              $775,774
    Billings in excess of costs and estimated earnings on
       uncompleted contracts                                                                152,423                93,724
    Current maturities of equipment loans payable                                            70,317                86,494
    Income taxes payable                                                                     61,180                61,180
                                                                                         ----------            ----------
         Total current liabilities                                                          841,730             1,017,172
                                                                                         ----------            ----------

EQUIPMENT LOANS PAYABLE, less current maturities                                             26,557                44,484

COMMITMENTS AND CONTINGENCIES


SHAREHOLDERS' EQUITY
    Common stock - no par value; 3,000
       shares authorized; 100 shares issued and
        outstanding at September 30, 2002 and
          December 31, 2001, respectively                                                    20,000                20,000
    Retained earnings                                                                     2,380,762             3,883,428
                                                                                         ----------            ----------
         Total Shareholders' Equity                                                       2,400,762             3,903,428
                                                                                         ----------            ----------
                   Total Liabilities and Shareholders' Equity                          $  3,269,049          $  4,965,084
                                                                                         ----------            ----------

        The accompanying notes are an integral part of these statements.

                                WALKER COMM, INC.

                       CONDENSED STATEMENTS OF OPERATIONS



                                                                                                 Nine months ended
                                                                                                   September 30,
                                                                                             2002                  2001
                                                                                         ----------            ----------

Contract revenue earned                                                                  $5,815,286           $11,018,475
Cost of revenue earned                                                                    5,427,259             8,938,699
                                                                                         ----------            ----------
         Gross profit                                                                       388,027             2,079,776
                                                                                         ----------            ----------
Operating expenses
    Selling                                                                                  36,397                42,639
    General and administrative                                                            1,463,792             1,617,289
    Depreciation and amortization                                                           146,542               134,931
    Provision for bad debts                                                                  25,600                62,830
                                                                                         ----------            ----------
                                                                                          1,672,331             1,857,689
                                                                                         ----------            ----------
         Operating profit (loss)                                                         (1,284,304)              222,087

Other income
    Interest income, net                                                                      1,638                11,439
                                                                                         ----------            ----------
                                                                                              1,638                11,439
                                                                                         ----------            ----------
         Earnings (loss) before income taxes                                             (1,282,666)              233,526

Income tax provision                                                                              -                     -
                                                                                         ----------            ----------
         NET INCOME (LOSS)                                                         $     (1,282,666)       $      233,526
                                                                                         ----------            ----------




        The accompanying notes are an integral part of these statements.

                                WALKER COMM, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS



                                                                                               Nine months ended
                                                                                                 September 30,
                                                                                              2002                2001
                                                                                         ----------            ----------
Cash flows from operating activities
    Net income (loss)                                                                  $ (1,282,666)        $   233,526
    Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities
          Depreciation and amortization                                                     146,542             134,931
          Provision for doubtful accounts                                                    25,600              62,830
          Changes in operating assets and liabilities
              Contracts receivable                                                        1,281,812             861,685
              Costs and estimated earnings in excess of
                billings on uncompleted contracts                                           530,751             975,915
              Prepaid expenses and other assets                                              24,919             (30,090)
              Accounts payable and accrued expenses                                        (217,964)         (1,670,948)
              Billings in excess of costs and estimated
                earnings on uncompleted contracts                                            58,699            (271,485)
                                                                                         ----------            ----------
         Net cash provided by (used in) operating activities                                567,693             296,364
                                                                                         ----------            ----------
Cash flows used in investing activities
    Acquisition of property and equipment                                                  (145,447)           (217,742)
                                                                                         ----------            ----------
         Net cash used in investing activities                                             (145,447)           (217,742)
                                                                                         ----------            ----------
Cash flows from financing activities
    Proceeds from equipment loans payable                                                    32,017              18,600
    Repayment of equipment loans payable                                                    (66,121)            (79,932)
    Dividends paid                                                                         (220,000)           (100,000)
                                                                                         ----------            ----------
         Net cash used in financing activities                                             (254,104)           (161,332)
                                                                                         ----------            ----------
         NET INCREASE (DECREASE) IN CASH
             AND CASH EQUIVALENTS                                                           168,142             (82,710)

Cash and cash equivalents, beginning of year                                                137,863             183,114
                                                                                         ----------            ----------
Cash and cash equivalents, end of year                                                   $  306,005         $   100,404
                                                                                         ----------            ----------


        The accompanying notes are an integral part of these statements.

                                WALKER COMM, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                               September 30, 2002


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial reporting and Securities and Exchange Commission ("SEC") regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of the management, the unaudited interim consolidated financial statements reflect all adjustments, consisting of normal recurring items, necessary to fairly present the results of operations, financial position and cash flows for the periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in this Form 8-K/A (Amendment No. 1) for the year ended December 31, 2001 and 2000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Walker Comm, Inc. (the "Company") is engaged in the business of fiber optics, data and voice cable installation. The Company was incorporated in 1997 and is headquartered in Fairfield, California with satellite offices in Livermore and Rocklin, California.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:


1. Revenue recognition on Long-term Contracts

The Company records profits on long-term contracts on a percentage-of-completion basis on the cost to cost method. Contracts in process are valued at cost plus accrued profits less earned revenues and progress payments on uncompleted contracts. Contracts are generally considered substantially complete when engineering is completed and/or site construction is completed. The Company includes pass-through revenue and costs on cost-plus contracts, which are customer-reimbursable materials, equipment and subcontractor costs when the Company determines that it is responsible for the engineering specification, procurement and management of such cost components on behalf of the customer.

The Company has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. The Company has a history of making reasonably dependable estimates of the extent of progress towards completion, contract revenues and contract costs. However, current estimates may be revised as additional information becomes available. If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to two years.

                                WALKER COMM, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                               September 30, 2002

NOTE 2 (continued)


2. Income Taxes

The Company has elected to be treated as an "S" Corporation under the applicable sections of the Internal Revenue Code. In general, corporate income or loss of an "S" Corporation is allocated to the Stockholders for inclusion in their personal Federal Income tax returns. Accordingly, there is no provision for Federal income tax in the accompanying financial statements.

The Company has also elected to be treated as an "S" Corporation for California state income tax purposes. However, the State of California does impose a tax on "S" Corporation income at a reduced rate.

3. Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Significant estimates are used when accounting for long-term contracts including customer and vendor claims, depreciation, employee benefit plans, taxes, and expected recoveries and contingencies, among others. Actual results could differ from those estimates.

                                WALKER COMM, INC.

                               September 30, 2002




NOTE 3 - CONTRACTS RECEIVABLE

Contracts receivable consist of the following at September 30, 2002 and December 31, 2001:

Contract billing .................................     $1,593,602     $2,571,346
Retention on contracts ...........................         45,882        349,950
                                                       ----------     ----------
                                                        1,639,484      2,921,296
Less: reserve for uncollectible accounts .........         85,000         60,000
                                                       ----------     ----------

                                                       $1,554,484     $2,861,296
                                                       ----------     ----------


NOTE 4 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts consist of the following at September 30, 2002 and December 31, 2001:

                                                     September 30,  December 31,
                                                         2002            2001

Costs incurred on uncompleted contracts ..........   $ 4,068,735    $ 6,741,687
Estimated contract profit ........................       483,781      2,289,485
                                                     -----------    -----------
                                                       4,552,516      9,031,172
Less: billings to date ...........................     4,164,131      8,053,337
                                                     -----------    -----------

                                                         388,385        977,835
                                                     -----------    -----------

Costs and estimated earnings in excess of billings       540,808      1,071,559

Billings in excess of costs and estimated earnings
  on uncompleted contracts .......................      (152,423)       (93,724)
                                                     -----------    -----------

                                                     $   388,385    $   977,835
                                                     -----------    -----------

                                WALKER COMM, INC.

                               September 30, 2002




NOTE 5 - SUBSEQUENT EVENT

On December 30, 2002, the Board of Directors of the Company approved an Agreement and Plan of Merger with WPCS International, Inc. The merger closed effective December 30, 2002.

                         WPCS INTERNATIONAL INCORPORATED







                    INDEX TO UNAUDITED CONDENSED CONSOLIDATED
                         PRO FORMA FINANCIAL INFORMATION





INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION                                 1-2

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET-
 "WPCS" AT OCTOBER 31, 2002, "WALKER" AT SEPTEMBER 30, 2002 AND
 "INVISINET" AT SEPTEMBER 30, 2002                                              3-4

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF
    OPERATIONS -"WPCS" FOR SIX MONTHS ENDED OCTOBER 31,2002
    "WALKER" FOR SIX MONTHS ENDED SEPTEMBER 30, 2002 AND
    "INVISINET" FOR SIX MONTHS ENDED SEPTEMBER 30, 2002                          5

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
    FINANCIAL STATEMENTS (UNAUDITED)                                            6-8


                         WPCS INTERNATIONAL INCORPORATED

                 INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

     We are providing the following unaudited pro forma condensed combined financial information of WPCS International Inc.("WPCS") and its two new acquisitions, Invisinet Inc. ("Invisinet") and Walker Comm, Inc. ("Walker") to demonstrate what the results of operations and financial position of WPCS might have been had the mergers been completed at an earlier date.

ACQUISITION OF INVISINET INC.

     On November 13, 2002, Invisinet Acquisition Corp, a newly formed, wholly owned subsidiary of WPCS acquired all of the outstanding common stock of Invisinet. Subsequently on that date, the susidiary was merged with and into Invisinet, with Invisinet being the surviving corporation. Invisinet then became a wholly owned subsidiary of WPCS.

     The aggregate consideration paid by WPCS for the entire equity interest in Invisinet was approximately $1,750,000 subject to further adjustment. As a result of and at the effective time of the merger, all of the issued and outstanding shares of common stock of Invisinet were exchanged for aggregate merger consideration consisting of 1,000,000 shares of common stock of WPCS with a value of approximately, $1,750,000.

     The acquisition of Invisinet was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141"). Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is created to the extent that the merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired at the date of the merger. Based on the preliminary information currently available, the acquisition resulted in approximately $1,637,056 of goodwill. Upon completion of a formal purchase price allocation, there may be a decrease in the amount assigned to goodwill and a corresponding increase in tangible or other intangible assets.

ACQUISITION OF WALKER COMM, INC.

     On December30, 2002, Walker Comm Merger Corp., a newly formed, wholly owned subsidiary of WPCS acquired all of the outstanding common stock of Walker. Subsequently on that date, the subsidiary was merged with and into Walker, with Walker being the surviving corporation. Walker then became a wholly owned subsidiary of WPCS.

     The aggregate consideration paid by WPCS for the entire equity interest in Walker was approximately $5,574,000 subject to further adjustment. As a result of and at the effective time of the merger, all of the issued and outstanding shares of common stock, par value $1.00 per share, of Walker were exchanged for aggregate merger consideration consisting of $500,000 in cash, $500,000 payable in quarterly distributions equal to 75% of net income of Walker until paid in full, and the common stock of WPCS with a value of approximately $4,574,000, or 2,486,000 shares valued at $1.84 per share.

     The acquisition of Walker was accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141"). Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is created to the extent that the merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired at the date of the merger. Based on the preliminary information currently available, the acquisition resulted in approximately $3,208,238 of goodwill. Upon completion of a formal purchase price allocation there may be a decrease in the amount assigned to Goodwill and a corresponding increase in tangible or other intangible assets.


     The unaudited pro forma condensed consolidated balance sheet of the Company gives effect to the merger as if it had occurred on October 31, 2002 and the unaudited pro forma condensed consolidated statement of operations of the Company gives effect to the merger as if it had occurred on May 1, 2001.

     This unaudited pro forma condensed consolidated financial information is based on the estimates and assumptions set forth herein and in the notes thereto, and has been prepared utilizing (a) the interim unaudited financial statements of WPCS included in Form 10-QSB for the six months ended October 31, 2002; and (b) the interim unaudited pro forma financial statements of Invisinet and Walker for the six months period April 1, 2002 to September 30, 2002.

     The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the acquisition been consummated on the dates indicated or (ii) the results of operations of the Company that may occur or be attained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", WPCS's audited consolidated financial statements, including the notes thereto contained in its Annual Report on Form 10-KSB for the year ended April 30, 2002 incorporated herein by reference, Invisinet's audited financial statements, including the notes thereto, for the years ended December 31, 2001 and 2000, Walker's audited financial statements, including the notes thereto, for the years ended December 31, 2001 and 2000, and other historical financial information appearing elsewhere herein.

                     WPCS INTERNATIONAL INC AND SUBSIDIARIES
            CONDENSED CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET


                                      OCTOBER 31,     SEPTEMBER 30,      SEPTEMBER 30,                  PRO FORMA
                                         2002              2002               2002
                                         WPCS           INVISINET            WALKER          ADJUSTMENTS        CONSOLIDATED



                                                             ASSETS

Current Assets

Cash                                     $   78,607           $  34,401       $   306,005 (e)        (419,013)     $           0

Accounts receivable, net                    130,966             159,438         1,554,484                   -          1,844,888

Due from related party                            -             164,514                 -                   -            164,514

Inventories                                   5,644              13,286                 -                   -             18,930
Costs and estimated earnings in
excess
  of billings on uncompleted
contracts                                         -                               540,808                                540,808
Prepaid expense and other current
assets                                        2,559               2,372           378,444                   -            383,375
                                       ------------          ----------       -----------        -------------       -----------

Total current assets                        217,776             374,011         2,779,741            (419,013)         2,952,515
                                       ------------          ----------       -----------        -------------       -----------

Property and Equipment, net                  25,186               5,003           467,499                                497,688

Cost in excess of net assets                                                              (b)
acquired                                          -                                                 1,637,056
                                                                                          (i)
                                                  -                                                 3,208,238          4,845,294

Other Assets                                  2,242                 350            21,809                   -             24,401
                                       ------------          ----------       -----------        -------------       -----------
                                       $    245,204          $  379,364       $ 3,269,049       $   4,426,281        $ 8,319,898
                                       ------------          ----------       -----------        -------------       -----------

                     WPCS INTERNATIONAL INC AND SUBSIDIARIES

            CONDENSED CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET

                                   OCTOBER 31,    SEPTEMBER 30,       SEPTEMBER 30,
                                       2002            2002               2002                        PRO FORMA
                                      WPCS          INVISINET            WALKER            ADJUSTMENTS          CONSOLIDATED

                                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Bank Overdraft                         $      0        $          0       $          0  (e)      $    80,987              80,987
Accounts payable and accrued                                                            (b),(f)
expenses                                 72,399             227,048            557,810                60,000             917,257
Accounts payable - Related party                             14,372                  -                                    14,372
Billings in excess of costs and
estimated
  earnings on uncompleted contracts                                            152,423                                   152,423
Current maturities of equipment
loans                                                             -
  payable                                 2,183                                 70,317                     -              72,500
Income taxes payable                                                            61,180                                    61,180
                                                                                        (i)          774,670             774,670
Notes payable - shareholders                                600,000                     (a)         (600,000)                  -
                                                                                        (e)
                                              -                   -                   -              500,000             500,000
                                      -----------       -------------       ------------          ------------      --------------

Total current liabilities                74,582             841,420            841,730               815,657           2,573,389
                                      -----------       -------------       ------------          ------------      --------------
Noncurrent Liabilities

Equipment loans payable, less
current                                   5,783                                 26,557                     -              32,340
Deferred taxes                            4,150                   -                  -                     -               4,150
                                      -----------       -------------       ------------          ------------      --------------

Total noncurrent liabilities              9,933                   -             26,557                     -              36,490
                                      -----------       -------------       ------------          ------------      --------------

Total liabilities                        84,515             841,420            868,287               815,657           2,609,879
                                      -----------       -------------       ------------          ------------      --------------
Stockholders' equity
Preferred Stock:
  Series B Convertible Preferred
  Stock, 1,000 shares designated, 519
  shares issued and outstanding at
  October 31,2002 liquidation
  preference of $519,000

Common stock                                903               1,000             20,000  (d),(h)          349               1,252
                                                                                        (c)          (1,000)
                                                                                        (g)         (20,000)
                                                                                        (a)          600,000           6,164,264
                                                                                        (b)        1,612,956
                                                                                        (c)         (525,528)
                                                                                        (g),(i)    3,799,081
                                                                                        (c)          525,528           (455,497)
                                                                                        (i)         (774,670)
                                       (455,497)           (525,528)         2,380,762  (g)       (1,606,092)                 -
                                      -----------       -------------       ------------          ------------      --------------
Total stockholders equity               160,689            (462,056)         2,400,762             3,610,624          5,710,019
                                      -----------       -------------       ------------          ------------      --------------
                                     $  245,204      $      379,364         $3,269,049             4,426,281      $   8,319,898
                                      -----------       -------------       ------------          ------------      --------------

                     WPCS INTERNATIONAL INC AND SUBSIDIARIES

        CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF EARNINGS

                            FOR THE SIX MONTHS ENDED

                                      OCTOBER 31,          SEPTEMBER 30,        SEPTEMBER 30,
                                          2002                  2002                2002                            PRO FORMA
                                          WPCS               INVISINET            WALKER         ADJUSTMENTS        CONSOLIDATED
                                      -----------        -------------          ------------     -----------        --------------
Net sales                               $606,482              $656,295             3,899,536                            5,162,313


Cost of sales                            474,096               521,630             3,435,936                            4,431,662
                                      -----------        -------------          ------------                        --------------

Gross margin                             132,386               134,665               463,600            -                 730,651
                                      -----------        -------------          ------------                        --------------
Operating expenses


Selling expenses                           7,019                     -                20,473                               27,492

General and administrative               389,729               172,516               906,959            -               1,469,204

Provision for doubtful    accounts        26,285                 6,000                10,000                               42,285

Depreciation and amortization              3,085                 3,366               100,868                              107,319
                                      -----------        -------------          ------------                        --------------

Total operating expenses                 426,118               181,882             1,038,300                            1,646,300
                                      -----------        -------------          ------------                        --------------

Loss from operations                    (293,732)              (47,217)             (574,700)                            (915,649)

Other income (expenses), interest              -                  (297)                2,713            -                   2,416
                                      -----------        -------------          ------------                        --------------
Net loss                                (293,732)              (47,514)             (571,987)                            (913,233)

Imputed dividends accreted on
   convertible Series B Preferred
  stock                                 (173,000)                    -                     -                             (173,000)
                                      -----------        -------------          ------------                        --------------
Net loss attributable to common
stockholders                          $ (466,732)         $    (47,514)         $   (571,987)                          (1,086,233)
                                      -----------        -------------          ------------                        --------------

Basic and diluted loss per
share of common stock                                                                                                  $    (0.09)
                                                                                                                    --------------
Common shares used in the
calculation of loss
per                                                                                                                    12,511,632
                                                                                                                    --------------

                         WPCS INTERNATIONAL INCORPORATED

               NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

NOTE 1.   WPCS  is  a  publicly   held   corporation   whose  newly  formed
          subsidiary, on November 13, 2002, merged with Invisinet, Inc. ("Invisinet"). For accounting purposes, this transaction has been treated as an acquisition with the net assets of Invisinet being stated at fair value in accordance with the purchase method of accounting.

NOTE 2.   WPCS  is  a  publicly   held   corporation   whose  newly  formed
          subsidiary, on December 30, 2002, merged with Walker Comm, Inc. ("Walker"). For accounting purposes, this transaction has been treated as an acquisition with the net assets of Walker being stated at fair value in accordance with the purchase method of accounting.

NOTE 3. The unaudited pro forma consolidated balance sheet at October 31, 2002 presented herein has been prepared as if the merger had been consummated on October 31, 2002.

          The unaudited pro forma condensed consolidated statement of operations for the six months ended October 31, 2002 presented herein has been prepared as if the merger described above had been consummated as of May 1, 2002. WPCS began its operations in December 2001; therefore no pro forma financial information is presented for any prior years.

NOTE 4.   Pro forma adjustments have been made for the following:

          Acquisition of Invisinet:

               (a) To record the conversion of Notes Payable- Related party of $600,000 by Invisinet into additional paid-in capital

               (b) To reflect the excess of acquisition cost over the estimated fair value of the net assets acquired (goodwill). The allocation of the purchase price is based on financial information of Invisinet as of September 30, 2002. Upon completion of a formal purchase price allocation there may be a decrease in the amount assigned to goodwill and a corresponding increase in tangible or other intangible assets. However, we do not believe that the final purchase price allocation will have a material impact on our pro forma results of operations or financial position. The purchase price and purchase price allocation are summarized as follows:

                  Purchase price paid as:
                     Common stock issued                                                    $       1,750,000
                     Cash paid                                                                             -
                     Transaction costs                                                                 25,000
                                                                                            -----------------
                        Total purchase price consideration                                          1,775,000
                   Allocated to:
                     Historical net book value of Walker at September 30,
                       2002                                                                 $         137,944
                                                                                            -----------------
                   Cost in excess of net assets acquired                                    $       1,637,056
                                                                                            =================

                         WPCS INTERNATIONAL INCORPORATED

               NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

               (c) To reflect the elimination of the shareholders' equity accounts of Invisinet of ($525,528) and the issuance of WPCS common stock. To effect the merger, WPCS issued 1,000,000 shares of WPCS common stock with a value of approximately $1,750,000, based upon the average closing price of $1.75 per share a few days before and after the date of merger.

               (d) To reflect the issuance of 1,000,000 shares of WPCS common stock to effect the merger as if these shares were outstanding at the beginning of the periods presented.

          Acquisition of Walker Comm, Inc.

               (e) To reflect cash consideration paid $500,000 and record Note payable to Walker shareholders in an amount of $500,000 to effect the merger.

               (f) To reflect the transaction cost payable in an amount of $35,000.

               (g) To reflect the elimination of the shareholders' equity accounts of Walker of $2,400,762 and the issuance of WPCS common stock. To effect the merger, WPCS issued 2,486,000 shares of WPCS common stock with a value of approximately $4,574,000, based upon the average closing price of $1.84 per share a few days before and after the date of merger.

               (h) To reflect the issuance of 1,000,000 shares of WPCS common stock to effect the merger as if these shares were outstanding at the beginning of the periods presented.

               (i) To reflect the excess of acquisition cost over the estimated fair value of the net assets acquired (goodwill). The allocation of the purchase price is based on financial information of Walker as of September 30, 2002. Upon completion of a formal purchase price allocation there may be a decrease in the amount assigned to goodwill and a corresponding increase in tangible or other intangible assets. However, we do not believe that the final purchase price allocation will have a material impact on our pro forma results of operations or financial position. The purchase price and purchase price allocation are summarized as follows:

                  Purchase price paid as:
                   Common stock issued                                                      $       4,574,000
                   Cash paid                                                                          500,000
                   Note payable - Walker shareholders                                                 500,000
                   Transaction costs                                                                   35,000
                                                                                            -----------------
                      Total purchase price consideration                                            5,609,000
                   Allocated to:
                   Historical net book value of Walker at September 30,
                     2002                                                                   $       2,400,762
                                                                                            -----------------
                   Cost in excess of net assets acquired                                    $       3,208,238
                                                                                            -----------------

                         WPCS INTERNATIONAL INCORPORATED

               NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


               (j) To reflect $774,670 dividend payable to Walker shareholders prior to the closing of the transaction.

NOTE 5. Both Invisinet and Walker, prior to their merger with WPCS, were taxed as a Subchapter S corporation for income tax purposes. In lieu of corporate income taxes, the shareholders of a Subchapter S Corporation are taxed on their proportionate share of the Company's taxable income. For the purpose of these pro forma condensed consolidated financial statements, both Invisinet and Walker were considered as C corporations in determining the appropriate tax provisions for the period.

          Based on the current losses and uncertainty of future taxable income, no tax benefit has been recorded in these pro forma condensed consolidated financial statements.

NOTE 6. The statement of operations of WPCS was derived from its interim unaudited financial statements on Form 10Q-SB for the six months ended October 31, 2002.

          The statement of operations of Invisinet was derived from its interim unaudited financial statements for the nine months ended September 30, 2002, less unaudited financial statements for the three months ended March 31, 2002.

          The statement of operations of Walker was derived from its interim unaudited financial statements for the nine months ended September 30, 2002, less unaudited financial statements for the three months ended March 31, 2002.


























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